As filed with the Securities and Exchange Commission on May 15, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Prestige Consumer Healthcare Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1297589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 White Plains Road Tarrytown, New York 10591
(Address of Principal Executive Offices and Zip Code)

Prestige Consumer Healthcare Inc. Amended and Restated 2005 Long-Term Incentive Plan
(Full title of the plan)

William P’Pool Prestige Consumer Healthcare Inc. General Counsel, Senior Vice President, and Corporate Secretary 660 White Plains Road Tarrytown, New York 10591 (914) 524-6800
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Sarah E. Ernst

Alston & Bird LLP

One Atlantic Center
1201 W. Peachtree Street

Atlanta, GA 30309

(404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on August 28, 2014 by Prestige Consumer Healthcare Inc., a Delaware corporation (the “Registrant”):

•	Registration Statement filed on Form S-8, File No. 333-198443, registering 1,800,000 shares of common stock, par value $0.01 per share, for issuance under the Registrant’s Amended and Restated 2005 Long-Term Incentive Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of refiling Exhibit 23.2 thereto, to add a signature to the Consent of Independent Registered Public Accounting Firm.  All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of Prestige Consumer Healthcare Inc. (filed as Exhibit 3.1 to the Company's Form S-1/A filed with the SEC on February 8, 2005).

4.1.1*	Amendment to Amended and Restated Certificate of Incorporation of Prestige Consumer Healthcare Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on August 2, 2018).

4.2*	Amended and Restated Bylaws of Prestige Consumer Healthcare Inc. as amended, effective October 29, 2018 (filed as Exhibit 3.2 to the Company's Quarterly Report on form 10-Q filed with the SEC on February 7, 2019).

4.3*	Form of stock certificate for common stock (filed as Exhibit 4.1 to the Company's Form S-1/A filed with the SEC on January 26, 2005).

5.1*	Opinion of Alston & Bird LLP (filed as Exhibit 5.1 to the Company’s Form S-8 filed with the SEC on August 28, 2014).

23.1*	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed with the Company’s Form S-8 filed with the SEC on August 28, 2014).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on the signature page to the Company’s Form S-8 filed with the SEC on August 28, 2014).

99.1*	Prestige Consumer Healthcare Inc. Amended and Restated 2005 Long-Term Incentive Plan (filed as Appendix A to the Company’s Proxy Statement on Schedule 14A filed on July 2, 2014).

 *Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on May 15, 2019.

PRESTIGE CONSUMER HEALTHCARE INC.

By:	/s/ Ronald M. Lombardi
Name:	Ronald M. Lombardi
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. Lombardi Ronald M. Lombardi	Director, President and Chief Executive Officer (Principal Executive Officer)	May 15, 2019

/s/ Christine Sacco Christine Sacco	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 15, 2019

/s/ John E. Byom John E. Byom	Director	May 15, 2019

/s/ Gary E. Costley Gary E. Costley	Director	May 15, 2019
/s/ Sheila A. Hopkins Sheila A. Hopkins	Director	May 15, 2019

/s/ Carl J. Johnson Carl J. Johnson	Director	May 15, 2019
/s/ James M. Jenness James M. Jenness	Director	May 15, 2019
/s/ Natale S. Ricciardi Natale S. Ricciardi	Director	May 15, 2019